Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Geokinetics Inc., a Delaware corporation, whose signature appears below constitutes and appoints David A. Johnson and Scott A. McCurdy, and each of them (with full power to act alone) to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement to which this is an exhibit, and any amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David A. Johnson	President, Chief Executive	July 20, 2007
David A. Johnson	Officer, and Director

/s/ Scott A. McCurdy	Vice President and Chief Financial	July 20, 2007
Scott A. McCurdy	Officer

/s/ William R. Ziegler	Director (Non-executive Chairman)	July 20, 2007
William R. Ziegler

/s/ Steven A. Webster	Director	July 20, 2007
Steven A. Webster

/s/ Christopher M. Harte	Director	July 20, 2007
Christopher M. Harte

/s/ Gary M. Pittman	Director	July 20, 2007
Gary M. Pittman

/s/ Robert L. Cabes, Jr.	Director	July 20, 2007
Robert L. Cabes, Jr.

/s/ Christopher D. Strong	Director	July 20, 2007
Christopher D. Strong